Exhibit A
Joint Filing Agreement
We, the undersigned, hereby express our agreement that the attached Schedule 13G, and any amendments thereto, is filed jointly on behalf of each of us pursuant to Rule 13d-1(k) of the Exchange Act.
Dated as of: February 11, 2010.

FRANK E. HOLMES

/s/ Susan B. McGee

U.S. GLOBAL INVESTORS, INC.
By:	Susan B. McGee
President, General Counsel

/s/ Susan B. McGee

(Signature)